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                                                                     EXHIBIT G-1


                   EXTERNAL FINANCINGS: INCREMENTAL AUTHORITY

                                                                     Amount of Incremental
                                 Total Amount That Could Be      Investment Authority Requested      Total Amount That Could Be
                               Outstanding under the Omnibus      under the Omnibus Financing       Outstanding under Requested
       Security Type                  Financing Order                        Order                         Authorization
----------------------------- --------------------------------- --------------------------------- ---------------------------------
CenterPoint
----------------------------- --------------------------------- --------------------------------- ---------------------------------
Debt & Preferred (1)                            $3.834 billion                      $500 million                    $4.334 billion
----------------------------- --------------------------------- --------------------------------- ---------------------------------
Common Equity (2)                           308 million shares                200 million shares                508 million shares
----------------------------- --------------------------------- --------------------------------- ---------------------------------
CEHE
----------------------------- --------------------------------- --------------------------------- ---------------------------------
Debt & Preferred (1)                            $3.780 billion                      $500 million                    $4.280 billion
----------------------------- --------------------------------- --------------------------------- ---------------------------------
CERC
----------------------------- --------------------------------- --------------------------------- ---------------------------------
Debt & Preferred (1)                            $2.606 billion                      $500 million                    $3.106 billion
----------------------------- --------------------------------- --------------------------------- ---------------------------------

(1) Total includes: external debt outstanding, including long-term debt, short-term debt and current portion of long-term debt (based upon aggregate principal or face amount outstanding); preferred stock and trust preferred securities issued by special purpose subsidiaries guaranteed by authorized entity.

(2)  Amounts shown represent number of shares.